UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

HAMILTON BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland	21286
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (410) 823-4510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

            On May 20, 2016, Hamilton Bancorp, Inc. (the “Company”) the holding company for Hamilton Bank, filed a Current Report on Form 8-K (the “Initial Report”) to report that on May 13, 2016, the Company completed its acquisition of Fraternity Community Bancorp, Inc. (“FCB”), the holding company for Fraternity Federal Savings and Loan Association.  This Current Report on Form 8-K/A amends the Initial Report so as to file the consolidated financial statements of FCB and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

    The audited consolidated financial statements of FCB as of and for the year ended December 31, 2015 are included in this Current Report on Form 8-K/A as Exhibit 99.1 and are incorporated into this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information

The pro forma financial information as of and for the Company's year ended March 31, 2016 and FCB's year ended December 31, 2015 are included in this Form 8-K/A as Exhibit 99.2 and incorporated into this Item 9.01(b) by reference

(c)	Not Applicable

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Stegman & Company

99.1	Audited Consolidated Financial Statements of Fraternity Community Bancorp, Inc. for the years ended December 31, 2015 and 2014.

99.2	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: July 22, 2016	By:	/s/ John P. Marzullo
John P. Marzullo
Senior Vice President, Chief Financial Officer and Treasurer